UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              RAZOR RESOURCES INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

      NEVADA                      1000                      Applied For
   -------------        ---------------------------      ----------------
   (State or            (Primary Standard Industrial     (I.R.S. Employer
   jurisdiction of       Classification Code Number)    Identification No.)
   incorporation or
   organization)

                              Razor Resources Inc.
                          Bing Wong, President/Director
                         PO BOX 27581, 650 41st Ave West
                           Vancouver, British Columbia
                                 Canada V5Z 4M4
                            Telephone: (604) 267-0111
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                               Incorp Sevices Inc.
                         3155 East Patrick Lane, Suite 1
                            Las Vegas, Nevada, 89120
                            Telephone: (702) 866-2500
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                          |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                           |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                      |_|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $536,300         $0.10          $536,300     $63.12
-----------------------------------------------------------------------

(1) Based on the last sales price on March 15, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                      SUBJECT TO COMPLETION, Dated *, 2005




                                   PROSPECTUS
                              RAZOR RESOURCES INC.
                                5,363,000 SHARES
                                  COMMON STOCK

                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 8-12

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  The Date of This Prospectus Is: July 22, 2005

Summary..................................................................................................6
   The Offering:.........................................................................................6
   Summary Financial Information.........................................................................7
   Statement of Loss and Deficit.........................................................................7
Risk Factors.............................................................................................7
   IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL......................................8
   BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE............8
   BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL
   RISK THAT OUR BUSINESS WILL FAIL......................................................................8
   WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR
   HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.....................................9
   BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY
   INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.................................................9
   EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MAHATTA PROPERTY, WE MAY
   NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION............................................9
   THE MINING AND EXPLORATION INDUSTRY IS HIGHLY COMPETITIVE WITH MANY LARGE AND WELL
   CAPITALIZED FIRMS.....................................................................................9
   IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR
   BUSINESS WILL BE NEGATIVELY AFFECTED..................................................................9
   BECAUSE OUR DIRECTORS OWN 65.26% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL
   CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.......................10
   BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A
   SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL...................10
   IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR
   SHARES...............................................................................................10
   BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, INVESTORS SEEKING DIVIDEND
   INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES IN THIS OFFERING......................................10
   SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE
   SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON
   STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF
   OUR COMMON STOCK.....................................................................................11
   A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK..............11

Forward-Looking Statements..............................................................................12
Use Of Proceeds.........................................................................................12
Determination Of Offering Price.........................................................................12
Dilution................................................................................................12
Selling Securityholders.................................................................................12
Plan Of Distribution....................................................................................16
Legal Proceedings.......................................................................................17
Directors, Executive Officers, Promoters And Control Persons............................................18
Directors:..............................................................................................18
Biographical Information................................................................................18
Term of Office..........................................................................................19
Significant Employees...................................................................................19
Security Ownership Of Certain Beneficial Owners And Management..........................................19
Description Of Securities...............................................................................20
Common Stock............................................................................................20
Preferred Stock.........................................................................................20
Dividend Policy.........................................................................................20
Share Purchase Warrants.................................................................................20
Options.................................................................................................20
Convertible Securities..................................................................................20
Interests Of Named Experts And Counsel..................................................................21
Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities.....................21
Organization Within Last Five Years.....................................................................21
Description Of Business.................................................................................22
Glossary and Terms......................................................................................22
Description, Location and Access........................................................................24
Mahatta Claim Mineral Property Acquisition Agreement....................................................25
Infrastructure and Condition of the Property............................................................25
Mineralization..........................................................................................26
Property Geology........................................................................................26
Iron Formation Related Deposits.........................................................................27
Exploration History.....................................................................................28
Regional Geophysics and Geochemistry....................................................................28
Geological Assessment Report: Mahatta Property..........................................................29
Conclusions.............................................................................................30
Proposed Budget.........................................................................................30
Compliance with Government Regulation...................................................................31
Employees...............................................................................................32
Research and Development Expenditures...................................................................32
Subsidiaries............................................................................................32
Patents and Trademarks..................................................................................32
Reports to Security Holders.............................................................................32
Plan Of Operations......................................................................................33
Description Of Property.................................................................................34
Certain Relationships And Related Transactions..........................................................34
Market For Common Equity And Related Stockholder Matters................................................34

   No Public Market for Common Stock....................................................................34
   Stockholders of Our Common Shares....................................................................34
   Rule 144 Shares......................................................................................34
   Registration Rights..................................................................................35
   Dividends............................................................................................35
Executive Compensation..................................................................................35
   Summary Compensation Table...........................................................................35
   Stock Option Grants..................................................................................36
   Consulting Agreements................................................................................36
Financial Statements....................................................................................36
   Index to Financial Statements:.......................................................................36
   Razor Resources Balance Sheet for the Fiscal Years ended April 30, 2005 to 2002......................37
   Razor Resources Statement of Operations for the Fiscal Years ended April 30, 2005 to 2002............38
   Razor Resources Statement of Cash Flow for the Fiscal Years ended April 30, 2005 to 2002.............39
   Razor Resources Statement of Stockholder's Equity for the Fiscal Years Ended April 30, 2005 to 2002..40
   Razor Resources Notes to Financial Statement for the Fiscal Year Ended April 30, 2005................41
      Note 1.  ORGANIZATION AND NATURE OF BUSINESS......................................................41
      Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...............................................41
      Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)......................................42
      Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)......................................43
      Note 3.  INCOME TAXES.............................................................................44
      Note 3.  INCOME TAXES (cont'd)....................................................................44
      Note 4.  FINANCIAL INSTRUMENTS....................................................................44
      Note 7.  PENSION AND EMPLOYMENT LIABILITIES.......................................................44
      Note 8.  PURCHASE AND SALE AGREEMENT..............................................................44
   Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.................45
Part II: Information Not Required In The Prospectus.....................................................45
   Indemnification Of Directors And Officers............................................................45
   Other Expenses Of Issuance And Distribution..........................................................46
   Recent Sales of Unregistered Securities..............................................................46
      Regulation S Compliance...........................................................................48
Exhibits................................................................................................49
Signatures..............................................................................................50

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the Mahatta property located southwest of Port Alice, British Columbia on Vancouver Island. On April 11, 2005, Razor acquired outright, a 100% interest in the property for a purchase price of $250 consisting of the issuance of 250,000 shares of Razor common stock at a deemed issuance price of $0.001.

Our objective is to conduct mineral exploration activities on the Mahatta property to assess whether it possesses economic reserves of gold and/or copper. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 26, 2001 under the laws of the state of Nevada. Our principal offices are located at PO BOX 27581, 650 - 41st Avenue West, Vancouver, British Columbia, Canada V5Z 4M4. Our telephone number is
(604)267-0111.

The Offering:

Securities Being Offered     Up to 5,363,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling shareholders will
                             determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the 5,363,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             5,363,000 shares of our common stock
                             are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from
                             the sale of the common stock by the selling shareholders.

Summary Financial Information

                                             April 30, 2005

Cash                                            $29,903
Total Assets                                    $29,903
Liabilities                                     $ 2,800
Total Stockholders' Equity                      $27,103

Statement of Loss and Deficit

                           From Incorporation on
                    February 26, 2001 to April 30, 2005

Revenue                           $     0
Net Loss and Deficit             ($14,197)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Mahatta property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Mahatta property. While we have sufficient funds to conduct the phase one, two and three exploration programs on the property with an estimated budget of $5,000, $5,000 and $15,000 respectively, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Mahatta property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Mahatta property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Mahatta property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 26, 2001 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Mahatta property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Mahatta property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended April 30, 2005 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MAHATTA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Mahatta property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

THE MINING AND EXPLORATION INDUSTRY IS HIGHLY COMPETITIVE WITH MANY LARGE AND WELL CAPITALIZED FIRMS.

We believe that most of our competitors have greater resources than us. We expect to compete with many mining and exploration companies for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Mahatta property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 65.26% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 65.26% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Bing Wong spends approximately 16 hours per week or 40% of his business time providing his services to us. While Mr. Wong presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, INVESTORS SEEKING DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES IN THIS OFFERING.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital.

Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 100.0% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 5,363,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 3,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 28, 2002; and

2. 1,250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 28, 2002; and

3. 363,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 15, 2005.

4. 250,000 shares of our common stock that the selling shareholder acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 11, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1. the number of shares owned by each prior to this offering;
  2. the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4. the percentage owned by each upon completion of the offering.

---------------------------------------------------------------------------------------------------------------------------
 Name of Selling Stockholder     Price Per      Shares Owned     Total Shares to be   Total Shares Owned    Percent Owned
                                   Share        Prior to this        Offered for      Upon Completion of        Upon
                                                  Offering             Selling           this Offering      Completion of
                                                                    Shareholders                            this Offering
                                                                       Account
---------------------------------------------------------------------------------------------------------------------------
Bing Wong                          0.001          2,500,000           2,500,000                0                  0
11940 Old Yale Rd.
Surrey, BC
V3V 3X3
---------------------------------------------------------------------------------------------------------------------------
Rong Xin Yang                      0.001           500,000             500,000                 0                  0
3375 Napier St.
Vancouver, BC
V5K 2X4
---------------------------------------------------------------------------------------------------------------------------
Drew Simpson                       0.001           500,000             500,000                 0                  0
4859 Prince Edward St.
Vancouver, BC
---------------------------------------------------------------------------------------------------------------------------
Steve Zivin                        0.001           250,000             250,000                 0                  0
6238 172nd St.
Surrey, BC
V3S 5W2
---------------------------------------------------------------------------------------------------------------------------
Korri Lymme Parrott                0.001           250,000             250,000                 0                  0
6238 172nd St.
Surrey, BC
V3S 5W2
---------------------------------------------------------------------------------------------------------------------------
Randy White                        0.001           250,000             250,000                 0                  0
3287 Highland Blvd.
North Van. BC
V7R 2X7
---------------------------------------------------------------------------------------------------------------------------
Richard Xiao                       0.001           250,000             250,000                 0                  0
849 E.38th Ave.
Vancouver, BC
V5W 1J2
---------------------------------------------------------------------------------------------------------------------------
Josh Easton                        0.001           250,000             250,000                 0                  0
Suite 408-1950 Robson
Vancouver,BC
---------------------------------------------------------------------------------------------------------------------------
Chun Yan Wang                       0.1             1,000               1,000                  0                  0
849 E.38th Ave.
Vancouver, BC
V5W 1J2
---------------------------------------------------------------------------------------------------------------------------
Zhen Liang Wang                     0.1             1,000               1,000                  0                  0
220 E.55th Ave.
Vancouver, BC
V5X 1M9
---------------------------------------------------------------------------------------------------------------------------
Feng Xiao Lou                       0.1             1,000               1,000                  0                  0
220 E.55th Ave.
Vancouver, BC
V5X 1M9
---------------------------------------------------------------------------------------------------------------------------
Xiao Zhou                           0.1             1,000               1,000                  0                  0
5379 Wales
Vancouver, BC
V5R 3M7
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Name of Selling Stockholder     Price Per      Shares Owned     Total Shares to be   Total Shares Owned    Percent Owned
                                   Share        Prior to this        Offered for      Upon Completion of        Upon
                                                  Offering             Selling           this Offering      Completion of
                                                                    Shareholders                            this Offering
                                                                       Account
---------------------------------------------------------------------------------------------------------------------------
Istvan Szekely                      0.1             1,000               1,000                  0                  0
12328 Industrial Road
Surrey, BC
V3V 3S3
---------------------------------------------------------------------------------------------------------------------------
Pei Hua Wong                        0.1             1,000               1,000                  0                  0
301-9130 Capella Drive
Burnaby, BC
V3J 7K3
---------------------------------------------------------------------------------------------------------------------------
Angie Hu                            0.1             1,000               1,000                  0                  0
780-5900 No. 3 Rd.
Richmond, BC
V6X 3P7
---------------------------------------------------------------------------------------------------------------------------
Teddy San Mah                       0.1            21,000              21,000                  0                  0
311 E. 46th Ave.
Vancouver, BC
V5W 1Z7
---------------------------------------------------------------------------------------------------------------------------
Fay Ming Wong                       0.1            21,000              21,000                  0                  0
305-2533 Penticton St.
Vancouver, BC
V5M 4T8
---------------------------------------------------------------------------------------------------------------------------
James Lam                           0.1            21,000              21,000                  0                  0
123 W.43rd St.
Vancouver, BC
---------------------------------------------------------------------------------------------------------------------------
Richard Wong                        0.1            21,000              21,000                  0                  0
6521 Bonsor Ave. Appt 2303
Burnaby, BC
V5H 4N3
---------------------------------------------------------------------------------------------------------------------------
Cid Ney Chong Wong                  0.1            21,000              21,000                  0                  0
301-9130 Capella Dr.
Burnaby, BC
V3J 7K3
---------------------------------------------------------------------------------------------------------------------------
Manny O Wong                        0.1            21,000              21,000                  0                  0
3698 Napier St.
Vancouver, BC
---------------------------------------------------------------------------------------------------------------------------
Alvin Yip Fay                       0.1            21,000              21,000                  0                  0
1668 E. 34th Ave.
Vancouver, BC
V5P 1A1
---------------------------------------------------------------------------------------------------------------------------
Oy Hee Mah                          0.1            21,000              21,000                  0                  0
2691 McGill St.
Vancouver, BC
V5K 1H2
---------------------------------------------------------------------------------------------------------------------------
Blair Staiuk                        0.1            21,000              21,000                  0                  0
11085 Canyon Crescent
Delta, BC
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Name of Selling Stockholder     Price Per      Shares Owned     Total Shares to be   Total Shares Owned    Percent Owned
                                   Share        Prior to this        Offered for      Upon Completion of        Upon
                                                  Offering             Selling           this Offering      Completion of
                                                                    Shareholders                            this Offering
                                                                       Account
---------------------------------------------------------------------------------------------------------------------------
Gen Lin Wu                          0.1             1,000               1,000                  0                  0
4782 Inverness St.
Vancouver, BC
V5V 4X6
---------------------------------------------------------------------------------------------------------------------------
Henry Ho                            0.1            21,000              21,000                  0                  0
2460 Ancaster Ave.
Vancouver, BC
V5P 2N7
---------------------------------------------------------------------------------------------------------------------------
Fay Au Yeung                        0.1            21,000              21,000                  0                  0
111-7750-128th St.
Surrey, Bc
V3W 0R6
---------------------------------------------------------------------------------------------------------------------------
Rong Xin Yang                       0.1             1,000               1,000                  0                  0
3375 Napier St.
Vancouver, BC
V5K 2X4
---------------------------------------------------------------------------------------------------------------------------
Marnie Akings                       0.1            25,000              25,000                  0                  0
2222 St. Johns Street
Port Moody, BC
---------------------------------------------------------------------------------------------------------------------------
Shao You Xiang                      0.1            25,000              25,000                  0                  0
145-3-406 Yanjiang Ave.
Yichang City, Hubei, China
443000
---------------------------------------------------------------------------------------------------------------------------
Chen Ming                           0.1            25,000              25,000                  0                  0
2-403 No.51 Building,
Phosphate Plant Fulin Group,
Yichang, China
443002
---------------------------------------------------------------------------------------------------------------------------
Fred Marla                          0.1             1,000               1,000                  0                  0
135 Springfield Drive
Aldergrove, BC
V4W 3K8
---------------------------------------------------------------------------------------------------------------------------
Ken Wong                            0.1             1,000               1,000                  0                  0
606 Powell St.
Vancouver, BC
V6A 1H4
---------------------------------------------------------------------------------------------------------------------------
Li Shao Juan                        0.1            25,000              25,000                  0                  0
Admin. Office of Finance
Bureau of Xiantao City,
Hubei, China
433000
---------------------------------------------------------------------------------------------------------------------------
Raymond Wei Ming Xu                 0.1            21,000              21,000                  0                  0
---------------------------------------------------------------------------------------------------------------------------
Raymond Wei Ming Xu               0.001           250,000             250,000                  0                  0
---------------------------------------------------------------------------------------------------------------------------

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,363,000 shares of common stock outstanding on the date of this prospectus.

Bing Wong, Rong Xin Yang, and Drew Simpson are all directors of Razor. Bing Wong is also the President and Rong Xin Yang holds office as Secretary of Razor. Raymond Wei Ming Xu acquired his shares as payment for his 100% interest in the Mahatta property. Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $7,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1 East Liberty Street, Suite 424, Reno, Nevada 89504.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
Bing Wong                        71
Rong Xin Yang                    35
Drew Simpson                     55

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Bing Wong                         71            President

Rong Xin Yang                     35            Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Bing Wong has acted as our president, chief executive officer, secretary, treasurer and a director since our incorporation on February 26, 2001. Mr. Wong has been a self-employed businessman since 1952, with widely diversified operating experience from real estate development, grocery stores, hotels, liquor stores, and the restaurant industry. Mr. Wong currently serves as an officer and director in the following private companies:
  1. Beta Enterprises Ltd.
  2. Bing's Enterprises Ltd.
  3. Wong Bros. Construction Co. Ltd.
  4. Versailles Steak and Lobster House (1983) Ltd.

Mr. Rong Xin Yang has acted as our secretary and a director since our incorporation February 26, 2001. He graduated from the University of Wu Yi, China in 1991 with a Bachelor of Computer Science. Since 1991, he has worked in computer systems service positions in a diverse range of industries including high-technology and fashion. Then in May of 1998 he founded Sunnywell Technology Inc. and continues to act as the president and owner of Sunnywell.

Mr. Drew Simpson has acted as a director since our incorporation February 26, 2001. Mr. Simpson has been working as a consultant within the gold mining industry since 1996. He has wide ranging practical field experience, from gold extraction, recover, and storage to mine site management and camp setup. Mr. Simpson is currently working as a consultant to two companies in the gold mining industry:
1. Coast Explorations Ltd. - 1996 to present
2. Mirador Mining Ltd. - 1997 to present
Mr. Simpson has consulted with Coast Explorations in developing and managing their alluvial extraction Atlin, BC property. He also works with Mirador Mining on their alluvial extraction gold property located in Zimbabwe.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Bing Wong                        2,500,000      46.62%
Stock          President and Director
               11940 Old Yale Rd.
               Surrey, BC  V3V 3X3

Common         Rong Xin Yang                      501,000       9.32%
Stock          Secretary and Director
               3375 Napier St.
               Vancouver, BC  V5K 2X4

Common         Drew Simpson                       500,000       9.32%
Stock          Director
               4859 Prince Edward St.
               Vancouver, BC


Common         All officers and directors       3,501,000      65.26%
Stock          as a group that consists of
               three people

The percent of class is based on 5,363,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description Of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock with par value of $0.001.

Common Stock

As of *, 2005, there were 5,363,000 shares of our common stock issued and outstanding held by 28 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized capital stock of 5,000,000 shares of preferred stock with par value of $0.001.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Erwin and Thompson LLP, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moen and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on February 26, 2001 under the laws of the state of Nevada. On that date, Bing Wong, Rong Xin Yang, and Drew Simpson were appointed as our directors. As well, Mr. Wong was appointed as our president and Mr. Yang was appointed as our secretary.

                             Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Razor has acquired outright, a 100% interest in the Mahatta property for $250 consisting of 250,000 shares of common stock of Razor at a deemed issuance price of $0.001 per share. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic feasibility of the claim is determined.

Our plan of operation is to conduct exploration work on the Mahatta property in order to ascertain whether it possesses economic quantities of gold and or copper. There can be no assurance that economic mineral deposits or reserves exist on the Mahatta property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Mahatta property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Mahatta claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

The following information is provided in compliance with "Guide 7 of Industry Guides Under the Securities Act and the Exchange Act" for issuers engaged or to be engaged in significant mining operations.

Glossary and Terms

The following are the definitions of some of the highly technical and geological terms which follow below.

Andesite: A type of rock that typically formed through the relatively rapid crystallization of a lava. Andesite was named after the Andes Mountains of South America.

Assay: A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Basalt: A type of rock composed chiefly of calcic plagioclase and clinopyroxene, although nepheline, olivine, orthopyroxene, or quartz may be present. Basalt is the fine-grained equivalent of gabbro. Basalts typically have low viscosity and therefore occur in lava flows.

Breccia/Brecciation: A rock type, formed from recrystallised fragments of other rocks.

Clast: Rock fragments formed in a sequence of sedimentary rocks.

Development: Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

Diamond Drill: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Diorite: An intrusive igneous rock.

Exploration: Work involved in searching for ore, usually by drilling or driving a drift.

Gabbro:  A coarse-grained, dark, igneous rock.

Geophysical Survey: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

Glaciolacustrine deposit: a deposit in a glacial lake.

Grade: The average assay of a ton of ore, reflecting metal content.

Hornblende: an important rock-forming mineral made chiefly of silicates of magnesium, calcium and iron, black in color.

Mineralization: The presence of economic minerals in a specific area or geological formation.

Net Smelter Return: A share of the net revenues generated from the sale of metal produced by a mine.

Porphyry: Any igneous rock in which relatively large crystals, called phenocrysts, are set in a fine-grained groundness.

Reclamation: The restoration of a site after mining or exploration activity is completed.

Reserves: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Skarn: Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

Triassic: the earliest of the three geologic periods comprised in the Mesozoic era.

Tertiary: the earlier of the two geologic periods in the Cenozoic era

Vein: A mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Description, Location and Access

The claim is located southwest of Port Alice, British Columbia on Vancouver Island. Access is provided to the claims off the main Port Alice to Mahatta logging road and via the logging roads and access trails off the main Mahatta Creek Road (Map 2). The property is accessible 16 kilometres up the Mahatta Creek logging road from Mahatta Camp on Quatsino Sound.

The claims lie south of the old Island Copper Mine leases and south-southwest of the Yreka mine on Neroutsos Inlet (Figure 1). The Island Copper mine site has had final reclamation completed. The open pit was flooded in May 1996 and reclamation work continued for two years. A saw mill and lumber kiln, utilizing mine buildings and facilities, are being established at the mine site.

Permitting for initial exploration work has already been obtained. Razor has acquired outright, a 100% interest in the property for the issuance of 250,000 common shares of Razor at a deemed issuance price of $0.001 per share. The entire Property consists of 1 unpatented mineral claim, consisting of 24 units staked and recorded online as per the new British Columbia Regulations. The parameters delineating the interests Razor Resources Corp. is found below and the claims are displayed on Figure 2.

                      Table 1. Razor Resources Corp.Claims
                      ------------------------------------

--------------------------------------------------------------------------------------------
                               Tenure Record     Expiry Date
    Claim Name        Units          #             (MM/YY)               Map Sheet
--------------------------------------------------------------------------------------------
      MAHATTA           24         510120        April 03/06              MO92L05E
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
       TOTAL            24         UNITS                                495 hectares
--------------------------------------------------------------------------------------------

In British Columbia, each unit's size may vary with the geodiscal nature of the province and consist of approximately 20 hectares

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in Year 1 through 3, followed by $8 per hectare per year thereafter. There are no known environmental concerns or parks designated for any area contained within the claims and logging operations have been very active in the recent past. Klaskino Inlet is used extensively for recreational pursuits however it has no official designation. The property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.

The area of the Mahatta claim is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Port Alice, Port MacNeil or Port Hardy. All these population centres totalling almost 20,000 people are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are located in Campbell River on the island or in Vancouver.

The topography and relief is fairly rugged extending from 200 metres to over 700 metres in elevation. The forested slopes are actively being logged with some areas of re-growth typical of this area British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is also typical of the upper Vancouver Island area and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. The most snow occurs in late January. All the major river drainages flow year round as do many subsidiary creeks.


Mahatta Claim Mineral Property Acquisition Agreement

On April 11, 2005, we entered into an agreement with RAYMOND WEI MING Xu of Vancouver, British Columbia, whereby he sold us the 100% undivided right, title and interest in and to the Mahatta claim for a payment price of 250,000 shares of Razor Resources common stock at a deemed issue price of $0.001 per share.


Infrastructure and Condition of the Property

The Mahatta claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Mahatta claim.

The area of the Mahatta claim is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Port Alice, Port MacNeil or Port Hardy. All these population centres totalling almost 20,000 people are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are located in Campbell River on the island or in Vancouver.

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in Year 1 through 3, followed by $8 per hectare per year thereafter. There are no known environmental concerns or parks designated for any area contained within the claims and logging operations have been very active in the recent past. Klaskino Inlet is used extensively for recreational pursuits however it has no official designation. The property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.

Mineralization

This area is part of the Insular belt of the Cordillera of volcanics, crystalline rocks and minor sediments of the geological province of Wrangallia and represents its western most portion. This terrain is the trailing edge of the Wrangallia geologic province as it was being rafted on to the North American Craton.

The eastern portion of Vancouver Island is underlain by the Palaeozoic Sicker Group sediments and Upper Triassic basalts with minor carbonates and clastic sediments, which in turn are overlain by the Lower Jurassic Bonanza Group of andesitic to rhyodacitic volcanic flows, tuffs and breccias. This later unit which underlies the subject property of this report has been intruded by the Early -Middle Jurassic Island Plutonic Suite (granodiorite - monzonite - diorite) which is coeval or late stage part of the volcanic island arc sequence.

In the area of the inlet an inlier of the Parson Bay Formation Calcareous sediments form a geographical high to the north of the inlet.

Three types of deposits are associated with these rock units and the indicated geological environment underlying the claim group. A intrusive into the overlying Bonanza Volcanics, copper molybdenum deposit as mined to the north at the Island Copper Mine, a volcanic belt related oxide sulphide phase iron formation gold zone and a skarnified precious metal - base metal contact zone, all have elements of their host geology present on the property.

Property Geology

The geology of the area of the property is based on preliminary identification of some outcrops and interpreting the regional mapping completed by the government as it relates to the claim areas. Road cuts investigated by the author displayed outcrops of intrusives in contact with volcanics. The Summary Regional Geology report is shown below (Figure 2).


[GRAPHIC OMITTED]

On the property the sediments of the Parson Bay Formation (Vancouver Group) form a west plunging syncline surrounded by basaltic and andesitic flows of the Karmutsen Formation (also Vancouver Group). At the nose of the fold two small sections of calcareous sediments of limited extent have been altered to skarn by a nearby diorite intrusion. The skarn contains small pods of pyrite and chalcopyrite. Minor chalcopyrite and pyrite occur in quartz veins. Assessment Report 2652 also reports weak disseminated and fracture controlled chalcopyrite and pyrite in diorite and Bonanza Group sediments.

Iron Formation Related Deposits

Magnetite iron formations in volcanics have been traced to their reducing sulphide phase are related to significant gold deposition as found in older rock units.

The most prominent local example that shows these characteristics is the Merry Widow deposit that is located to the east of the property. The Merry Widow deposit occurs as 3 stacked lenses containing massive magnetite within Lower Jurassic Bonanza Group volcaniclastics and underlying Upper Triassic Vancouver Group, Quatsino Formation limestone. The occurrence lies several hundred metres east of the diorite to gabbro Coast Copper or Benson Lake stock of the Early to Middle Jurassic Island Plutonic Suite.

The sediments and volcanics are north to northwest striking and west dipping. The intrusion has locally modified attitudes. The north striking intrusive contact dips 90 to 70 degrees eastward; but in the vicinity of the open pit it dips only 55 degrees east. Contact metamorphism of limestone is limited to recrystallization, with destruction of bedding features. The volcanic rocks (clastics, pyroclastics and flows) are hornfelsed with local lenses of garnet-epidote-actinolite-diopside-chlorite skarn. Intrusive greenstone sills, dykes and masses, and crosscutting dykes of andesite, alaskite, diabase and granodiorite are present. Northeast trending faults, dipping south, predominate.

The upper lens of the main deposit occurs as two distinct ore zones, separated laterally by about 30 metres of unmineralized skarn. The upper lens measures 104 metres in diameter, is 17 metres thick and dips 30 degrees east. Limestone abruptly terminates the mineralization down dip.

The middle lens is separated from the upper by 12 metres of barren, skarned volcanic rock through which passes a flat-lying thrust fault. The middle lens is 85 metres wide and 9 metres thick.

The lowermost lens lies along the gabbro contact and separated from it by a thin skarn rind. It has been explored for 165 metres down dip, where the lens thins considerably from a 12-metre maximum width near its upper limit (Property File - J.C. Lund, 1966).

Small amounts of arsenopyrite with pyrrhotite, sphalerite, marcasite, cuprite, chalcopyrite and calcite are reported. A north striking fault south of the open pit hosts small amounts of iron and copper sulphides and cobaltite with cobalt bloom (erythrite). Minor pyrite, chalcopyrite and pyrrhotite accompanied by quartz are present. Jefferey (Minister of Mines Annual Report 1960, page 97) believes this latter mineralization to be later than the magnetite, and that the orebody is the result of successive mineralizing periods of silicates (skarn), oxides, sulphides and carbonate emplacement.

Exploration History

The Mahatta zone was first discovered in the 1960's. The area of the claim has had one showing reported that was discovered in the 1960's (Minfile 092L176). The area has been surveyed by government airborne magnetic survey, regional government mapping parties have detailed the area and a government regional geochem survey has been completed over the staked claims.

The Island Copper Mine, which was Canada's third largest copper mine, was located about 16 kilometres South of Port Hardy, near the northern end of Vancouver Island, British Columbia, Canada. From 1970 to 1995, Copper, Gold, Silver, Molybdenum and a by-product Rhenium were mined, using conventional open pit truck and shovel methods. Until 1994 mining operations had produced over 345 million tonnes of ore with average grades for the ore in the $12US/tonne range.

Since the commencement of mining at the Island Copper Mine it is assumed that numerous companies have been engaged in prospecting and preliminary geological inspection of the region. However, no definitive mapping or record of recent activity has been observed except on properties located on the inlet to the west and east of the Mahatta property.

In the early 1960's there was a showing 5 kilometres to the west that appears to be the first indications of mineralization in this region. Two other showings are reported 2 kilometres to the west and 3 kilometres to the east of the property (Minfile # 092L237, 092L191, and 092L266).

Regional Geophysics and Geochemistry

The area of the claims has been covered by a Geological Survey of Canada airborne magnetometer survey (Figure 2), which highlighted certain, highly anomalous magnetic features associated with the property.

[GRAPHIC OMITTED]
Figure 2


The immediate area of the claims is located on the east end of a putter club shape magnetic high associated with a structural break in the geophysical signature.

Regional government stream sediment and till sampling geochemical surveying was completed which identifies the Property as an area of anomalous base metal and indicator values. It should be noted that anomalous values, correlate with the magnetic flexure associated with the property identified from the 1972 government airborne geophysical survey.

National geochemical reconnaissance surveys completed by the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources on stream sediment samples and till samples have published values in Cu, As and Au for the drainages and the tills in the vicinity of the Property (Figures 4). As well minor zinc values in the area are also noted for both survey type samples and mercury is anomalous in the stream sediment sample.

The sample density is of such a scale that it is a positive indication only and not a definitive indicator.

Geological Assessment Report: Mahatta Property

We commissioned Mr. William G. Timmins to prepare a geological report on the Mahatta property. Mr. Timmins is a graduate of the Provincial Institute of Mining, Haileybury Ontario (1956) and attended Michigan Technological University 1962 - 1965, Geology, and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969 and has practiced his profession as a geologist for over 39 years. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration.

Conclusions

In his report, Mr. Timmins concludes that the Mahatta claim has the potential to host significant amounts of mineralization and that intensive exploration of the property is warranted.

Mr. Timmins recommends a three phase exploration program to further delineate the mineralized system currently recognized on the Mahatta Claim.

The program would consist of air photo interpretation of the structures, geological review, both regionally and detailed on the area of the main showings followed with geological mapping and geophysical surveying using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional survey. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up to date exploration techniques.

This initial program is estimated to cost approximately $25,000.

Proposed Budget

Approximate costs for the recommended two phase program are as follows:


Budget - Phase I
----------------
         1.       Senior Geologist            4 days @ $500/day         $  2,000
         2.       Geological technician       4 days @ $250/day         $  1,000
         3.       Equipment rental  1 4 wheeldrive vehicle @$85/day     $    340
                        Fuel, Food, Field Supplies                      $    800
                                            Assays   15 @ $20 each      $    300
                                            Report                      $    500
                                            Filing Fees                 $     60
         Subtotal                                                       $  5,000


Budget - Phase II
-----------------

         1.       Follow-up Geochem and Detailed Geology sampling       $  3,000

         2.       Assays 75 @ $20 per assay                             $  1,500

         3.       Contingency                                           $    500

         Subtotal                                                       $  5,000

Budget - Phase III
------------------

         4.       Follow-up trenching and Geology mapping, sampling     $  7,000

         5.       Assays 150 @ $20 per assay                            $  3,000

         6.       Reporting and Supervision                             $  3,500

         7.       Contingency                                           $  1,500

         Subtotal                                                       $ 15,000


GRAND TOTAL EXPLORATION COSTS - Phase I, II & III                       $ 25,000



Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

          -    Water discharge will have to meet water standards;

          -    Dust generation will have to be minimal or otherwise re-mediated;

          - Dumping of material on the surface will have to be re-contoured and re-vegetated;

          - An assessment of all material to be left on the surface will need to be environmentally benign;

          - Ground water will have to be monitored for any potential contaminants;

          - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

          - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one, two and three exploration programs on the Mahatta property. We anticipate that the cost of these programs will be approximately $25,000. We anticipate commencing the phase one program in the fall of 2005 and completing it within one month of commencement. We anticipate commencing the phase two program in the fall of 2005 and completing it within one month of commencement. We anticipate commencing the phase three program in the late fall of 2005 and completing it within 3 months of commencement. We have not retained a geologist to conduct this exploration work.

In the next 12 months, we also anticipate spending an additional $40,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $65,000. We have the cash on hand necessary to pay for almost all of the exploration expenses, but do not have the cash sufficient to fund operations for the next 12 months.

We will require additional funding in order to cover all of our anticipated administrative expenses and to proceed with additional recommended exploration work on the property. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through April 30, 2005

We have not earned any revenues from our incorporation on February 26, 2001 to April 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Mahatta property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $14,197 for the period from our inception on February 26, 2001 to April 30, 2005. These operating expenses were comprised of $574 in filing fees, $6,120 in audit fees, $6,750 in management fees, $353 in bank maintenance and service charges, $150 in registered fees and $250 in mineral property costs.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

On April 11, 2005, we entered into an agreement with Raymond Wei Ming Xu of Vancouver, British Columbia, whereby he sold us the 100% undivided right, title and interest in and to the Mahatta claim for a payment price of 250,000 shares of Razor Resources common stock at a deemed issue price of $0.001 per share.

The entire Property is 495 acres, consists of 1 unpatented mineral claim, consisting of 24 units staked and recorded online as per the new British Columbia Regulations.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    Any member of the immediate family of any of the foregoing persons.

            Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 33 registered shareholders.

Rule 144 Shares

A total of 5,363,000 shares of our common stock are available for resale to the public after September 8, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 53,630 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,363,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 26, 2001 to April 30, 2005 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock    SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Bing     Pres. 2005   $0     0      0        0          0        0
Wong     Dir.

-----------------------------------------------------------------------
Rong     Sec.  2005   $0     0      0        0          0        0
Xin      Dir.
Yang
-----------------------------------------------------------------------
Drew     Dir.  2005   $0     0      0        0          0        0
Simpson

-----------------------------------------------------------------------


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Wong, Mr. Yang, or Mr. Simpson. We do not pay them any amount for acting as directors.


                              Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending January 31, 2005, including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheet;

  c. Statement of Operations;

  d. Statement of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to the Financial Statements

            Razor Resources Balance Sheet for the Fiscal Years ended
                            April 30, 2005 to 2002.


                        ASSETS                                                      As At April 30
                                                                     ---------------------------------------------
                                                                       2005        2004        2003       2002
                                                                     ---------------------------------------------
Current Assets
 Cash                                                                  29,903        500      3,997       3,723
                                                                       ------     ------     ------      ------
Total Assets                                                           29,903        500      3,997       3,723
                                                                       ======     ======     ======      ======


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts payable and accrued                                           2,800
                                                                       ------     ------     ------      ------
Total current liabilities                                               2,800          0
                                                                       ------     ------     ------      ------
Stockholders' Equity
 Capital Stock
 Authorized: 70,000,000 common shares
 with a par value of $0.001 per share
 Issued and fully paid: 5,363,000 common shares
 at a par value of $0.001 per share                                     5,363      4,764      4,755       3,750
 Additional paid-in capital                                            35,937      1,386        495
 Deficit, accumulated during
  the exploration stage (note 2)                                      -14,197     -5,650     -1,253         -27
                                                                       ------     ------     ------      ------
Total stockholders' equity                                             27,103        500      3,997       3,723
                                                                       ------     ------     ------      ------
Total Liabilities and Stockholders' Equity                             29,903        500      3,997       3,723
                                                                       ======     ======     ======      ======


Approved on Behalf of the Board:

" Bing Wong " (Signed)
--------------------------------------------------------

       Razor Resources Statement of Operations for the Fiscal Years ended
                            April 30, 2005 to 2002.


                                                          Period
                                                           From
                                                          Date of
                                                         Inception
                                                            on
                                                         February
                                                          2002 to                 Fiscal Year End April 30
                                                          April 30,  -------------------------------------------------
                                                            2005       FY2005       FY2004      FY2003       FY2002
                                                         -------------------------------------------------------------
General and Administration Expenses
 Filing fees                                                    574         324                    250
 Auditing fees                                                6,120       2,800       3,320
 Management fees                                              6,750       5,000       1,000        750
 Registered fees                                                150                                150
 Mineral Property cost                                          250         250
 Bank maintenance and service charge                            353         173          77         76          27
                                                          ---------   ---------   ---------  ---------   ---------
 Total General and Administration Expense                    14,197       8,547       4,397      1,226          27
                                                          ---------   ---------   ---------  ---------   ---------
Net Loss for the Period                                     -14,197      -8,547      -4,397     -1,226         -27
                                                          =========   =========   =========  =========   =========

Net loss per share
Basic                                                         -0.00       -0.00       -0.00      -0.00       -0.00
                                                          =========   =========   =========  =========   =========
Diluted                                                       -0.00       -0.00       -0.00      -0.00       -0.00
                                                          =========   =========   =========  =========   =========

Weighted average number of common
shares used to compute loss per share
Basic and Diluted                                         5,363,000   5,363,000   4,764,000  4,755,000   3,750,000

        Razor Resources Statement of Cash Flow for the Fiscal Years ended
                            April 30, 2005 to 2002.

                                                          Period
                                                           From
                                                          Date of
                                                         Inception
                                                            on
                                                         February
                                                          2002 to               Fiscal Year End April 30
                                                          April 30,  ----------------------------------------------
                                                            2005        2005        2004        2003       2002
                                                         ----------------------------------------------------------
Cash Provided by (Used for)
Operating Activities
 Loss for the period                                      -14,197     -8,547      -4,397     -1,226        -27
 Accounts payable and accrued                               2,800      2,800
                                                           ------     ------      ------     ------     ------
                                                          -11,397     -5,747      -4,397     -1,226        -27
                                                           ------     ------      ------     ------     ------
Financing Activities
 Capital stock subscribed                                   5,363        599           9      1,005      3,750
 Additional paid-in capital                                35,937     34,551         891        495
                                                           ------     ------      ------     ------     ------
                                                           41,300     35,150         900      1,500      3,750
                                                           ------     ------      ------     ------     ------
Cash Increase
During the period                                          29,903     29,403      -3,497        274      3,723
Cash
Beginning of the period                                                  500       3,997      3,723
                                                           ------     ------      ------     ------     ------
Cash
End of the period                                          29,903     29,903         500      3,997      3,723
                                                           ======     ======      ======     ======     ======

  Razor Resources Statement of Stockholder's Equity for the Fiscal Years Ended
                            April 30, 2005 to 2002.



                                              Price            Common stock                                      Total
                                               per        ---------------------- Additional                  Stockholders'
                                              Share       Shares      Par value    paid-in       Deficit        Equity
                                                                                   capital     accumulated     (Deficit)
--------------------------------------------------------------------------------------------------------------------------
Balance, February 26, 2002
Shares issued (April 19, 2002)                 0.001       3,750,000      3,750                                      3,750
Net loss for the period from date of
inception on February 14, 2003
to April 30, 2002                                                                                       -27            -27
--------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2002.                                   3,750,000      3,750                         -27          3,723
Shares issued (May 28, 2002)                   0.001         750,000        750                                        750
Shares issued (November 13, 2002)              0.001         250,000        250                                        250
Shares issued (November 21, 2003)                0.1           5,000          5          495                           500
Net loss for the year ended April 30, 2003                                                           -1,226         -1,226
--------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2003.                                   4,755,000      4,755          495         -1,253          3,997
Shares issued (August 7, 2003)                   0.1           9,000          9          891                           900
Net loss for the year ended April 30, 2004                                                           -4,397         -4,397
--------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2004.                                   4,764,000      4,764        1,386         -5,650            500
Shares issued (October 27, 2004)                 0.1           9,000          9          891                           900
Shares issued (February 22, 2005)                0.1         100,000        100        9,900                        10,000
Shares issued (March 15, 2005)                   0.1         240,000        240       23,760                        24,000
Shares subscription,
shares unissued (April 11, 2005)               0.001         250,000        250                                        250
Net loss for the year ended April 30, 2005                                                          -33,297        -33,297
--------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2005                                    5,363,000      5,363       35,937        -38,947          2,353
==========================================================================================================================

     Razor Resources Notes to Financial Statement for the Fiscal Year Ended
                                April 30, 2005.


Note 1.    ORGANIZATION AND NATURE OF BUSINESS

           (a) Razor Resources Inc. was incorporated on February 26, 2002 under the Company Act of the State of Nevada, U.S.A., to pursue mineral exploration. The inception date is February 14, 2002. The fiscal year end of the Company is April 30.

           (b)   GOING CONCERN

           These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $14,197 to April 30, 2005. This factor creates doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing for working capital and to fund the ongoing development of the Company's business.

Note 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of presentation

           The accompanying financial statements of Razor Resources, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (USGAAP).

           Exploration stage company

           Razor Resources, Inc. is an exploration stage company as it does not have an established commercial deposit and is not in the production stage.

           Use of estimates

           The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

           Cash

           Cash consists of funds on deposit with the company's banker.

           Income Taxes

           Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

           Compensated absences

           Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

           Net profit per share

           The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net loss per share are excluded.

           Disclosure about fair value of financial instruments

           The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at April 30, 2002, 2003, 2004 and 2005 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

           The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

           Concentration of credit risk

           Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. The

           Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

           Mineral property acquisition costs and deferred exploration expenditures

           Mineral property acquisition costs are expensed. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, are expensed as incurred while the Company is in the exploration stage. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties and mine development costs will be computed using the units-of-production method based on proved and probable reserves.

           a) US GAAP requires that whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, the entity shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the discounted future cash flows is less than the carrying amount of the asset, an impairment loss (difference between the carrying amount and fair value) should be recognized as a component of income from continuing operations before income taxes.

           b) Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of mineral property acquisition costs, and secondly, as a gain or loss recorded in current operations.

Note 3.    INCOME TAXES

           The Company has losses that total $14,197 for income tax purposes that may be carried forward to be applied against future taxable income. The benefit of a potential reduction in future income taxes has not been recorded as an asset at April 30, 2005 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

Note 3.    INCOME TAXES (cont'd)

           The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

                                               April 30,
                                        2005                 2004               2003               2002
                                        ----                 ----               ----               ----
              Deferred tax       $      4,827       $       1,921       $       426        $        9
              assets
              Valuation          $     (4,827)      $      (1,921)      $      (426)       $       (9)
              allowance
                                 ------------       -------------       -----------        ----------

              Net deferred tax   $           0      $             0     $          0       $         0
              assets
                                 =============      ===============     ============       ===========

                A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the years ended April 30, 2005 and 2002, 2003, 2004 is as follows:

                                                         2005         2004          2003           2002
                                                         ----         ----          ----           ----
              Statutory federal income tax rate          34.0%        34.0%         34.0%         34.0%
              Valuation allowance                       (34.0%)      (34.0%)       (34.0%)       (34.0%)
              Effective income tax rate                  0.0%         0.0%          0.0%           0.0%

Note 4.    FINANCIAL INSTRUMENTS

           The Company's financial instruments consist of cash and accounts payable and accrued. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

Note 7.    PENSION AND EMPLOYMENT LIABILITIES

           The Company does not have liabilities as at April 30, 2005, for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

Note 8.    PURCHASE AND SALE AGREEMENT

           On April 11, 2005, the Company acquired, on an arms length basis, from Raymond Wei Min Xu, a 100% interest in a mineral claim referred to as "Mahatta", in the Nanaimo Mining Devision, southwest of Port Alice, British Columbia, Canada, with " Tenure" 510120 and the expiry date of April 3, 2006. The value is $250 and the consideration was 250,000 common shares, from treasury, at a price of $0.001per share for total consideration of $250.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until such time that this offering is terminated or all the registered securities have been sold, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               Part II: Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)   such indemnification is expressly required to be made by law;

         (2)   the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $     67.95
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  3,000.00
Legal fees and expenses                                     $  1,500.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $  7,067.95
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 3,500,000 shares of our common stock at a price of $0.001 per share to a total of three purchasers on May 28, 2002. The total amount received from this offering was $3,500. As part of this offering, we issued 2,500,000 shares of our common stock to Mr. Bing Wong, 500,000 shares to Ron Xin Yang and 500,000 shares to Mr. Drew Simpson. Mr. Wong is our president and a director, Mr. Yang is our secretary and a director, and Mr. Simpson is a director.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.001 per share to a total of five purchasers on May 28, 2002. The total amount received from this offering was $1,250. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                              Number of
Name of Shareholder            Shares

Steve Zivin                   250,000
Korri Lynne Parrott           250,000
Randy White                   250,000
Richard Xiao                  250,000
Josh Easton                   250,000


We completed an offering of 363,000 shares of our common stock at a price of $0.10 per share to a total of 27 shareholders on March 15, 2005. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                               Number of
Name of Shareholder            Shares
Chun Yan WANG                  1,000
ZHEN Liang Wang                1,000
Feng Xiao LOU                  1,000
Xiao ZHOU                      1,000
Istvan Szekely                 1,000
Pei Hua WONG                   1,000
Angie Hu                       1,000
Teddy San Mah                  21,000
Fay Ming WONG                  21,000
James Lam                      21,000
Richard Wong                   21,000
Cid Ney Chong Wong             21,000
Manny O Wong                   21,000
Alvin Yip Fay                  21,000
Oy Hee Mah                     21,000
Blair Stasiuk                  21,000
Raymond Wei Ming Xu            21,000
Gen Lin WU                     1,000
Henry Ho                       21,000
Fay Au Yeung                   21,000
Rong Xin YANG                  1,000
Marnie Akins                   25,000

                               Number of
Name of Shareholder            Shares
SHAO You Xiang                 25,000
CHEN Ming                      25,000
Fred Malara                    1,000
Ken Wong                       1,000
LI Shao Juan                   25,000


We completed an offering of 250,000 shares of our common stock at a price of $0.001 per share to a total of one shareholder on April 11, 2005. Razor acquired the Mahatta property as payment for the common shares of this offering. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                               Number of
Name of Shareholder            Shares
Raymond Wei Ming Xu            250,000


Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits
Exhibit

Number    Description

  1.0     Articles of Incorporation
  2.0     Bylaws
  3.0     Legal opinion of Erwin and Thompson LLP, with consent to use
  4.0     Mineral Property Purchase Agreement dated April 11, 2005
  5.0     Consent of Moen & Company, Chartered Accountants
  6.0     Consent of William G. Timmins, professional geologist
  7.0     Consent of Erwin & Thompson LLP

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on *, 2005.

                              Razor Resources Inc.

                              By:/s/ Bing Wong
                              ------------------------------
                              Bing Wong
                              President and Director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Bing Wong           President and Director           July 22, 2005
-----------------------
Bing Wong



/s/ Ron Xin Yang        Secretary and Director
-----------------------                                  July 22, 2005
Ron Xin Yang



/s/ Drew Simpson        Director
-----------------------                                  July 22, 2005
Drew Simpson